UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2018

SMART SAND, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37936	45-2809926
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1725 Hughes Landing Blvd, Suite 800

The Woodlands, Texas 77380

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (281) 231-2660

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On March 15, 2018, Smart Sand, Inc. (the “Company”) acquired the rights to a unit train capable transloading terminal in Van Hook, North Dakota (the “Transload Facility”). In anticipation of this acquisition, the Company previously entered into a multi-year Master Product Purchase Agreement (the “Agreement”) with Hess Corporation (the “Buyer”). The products will be sold through the Transload Facility, and the obligations under the Agreement will commence after the Transload Facility is operational, which the Company expects will be in April 2018. The Agreement is structured as a take-or-pay agreement.

The above summary does not purport to be a complete description of the Agreement and is qualified in its entirety by the contents of the Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART SAND, INC.

Dated: March 19, 2018	By:	/s/ Lee E. Beckelman
Lee E. Beckelman
Chief Financial Officer